  EXHIBIT 10.8

December 7, 2016

Friendable, Inc.
1821 S. Bascom Ave.
Campbell, Ca 95008

Att: Frank Garcia – CFO
RE: Dean Rositano/Debt Write Off

Frank,

Please allow this letter to serve as confirmation that a portion of monies owed to me personally, by Friendable is to be written off. I, Dean Rositano deem $100,000 of current monies owed un-collectible and as such will be written off, relieving Friendable, Inc. of $100,000 in debt or accounts payable for the calendar year.

Thank you,

Dean Rositano
President/CTO – Friendable, Inc.
dean@friendable.com
855-473-7473 xt. 702